MINUTES OF SPECIAL MEETING
                                     Of The
                               BOARD OF DIRECTORS
                                       Of
                                   ASTIR, INC.
                             (A NEVADA CORPORATION)

MEETING, CALLED BY THE CHAIRMAN, HELD ON TUESDAY, SEPTEMBER 30, 2003, AT 9:30 A.M. AT 16786 WOODRIDGE CIRCLE, FOUNTAIN, CALIFORNIA OF THE BOARD OF DIRECTORS OF ASTIR, INC, A NEVADA CORPORATION ("CORPORATION"). THE SPECIAL MEETING WAS BASED ON ORAL NOTICE TO EACH BOARD MEMBER, AND WAS HELD PURSUANT TO WRITTEN WAIVER OF NOTICE AND CONSENT TO ACTION, EXECUTED AFTER THE TELEPHONIC MEETING, AS APPENDED BELOW IN THESE MINUTES. THE SECRETARY RECORDED ATTENDANCE, A QUORUM WAS DETERMINED TO BE PRESENT, AND THE CHAIRMAN CALLED THE MEETING TO ORDER.

WAIVER  OF  NOTICE  AND  CONSENT  TO  ACTION

The undersigned, all members of the Board of Directors of this corporation, and all in attendance, after transmission of notice of this meeting, hereby waive notice and consent to holding of this Special Meeting of the Board on the date, time and location set out above, and agree that any business transacted at this meeting shall be as valid and legal and have the same force and effect as though it were held after notice duly given. The execution of this Waiver of Notice and Consent to Action, which may be signed in counterpart, a signed fax copy of which shall suffice to prove execution, shall constitute a waiver of reading of these Minutes at the next Meeting of the Board of Directors.



_____________________________                  ______________________________

MARC  SEELY,  Chairman                         DOUGLAS  J.  HANSON,  Director




_____________________________              ________________________________
JOSEPH  VEZEAU,  Director                    DAN  SPAULDING,  Director




_____________________________
JOHN  THOMPSON,  Director






This meeting of the Board of Directors, was held on September 30, 2003 at 9:30 a.m. The following Directors, being all the Directors, were present: Marc Seely, Douglas J. Hanson, Joseph Vezeau, Dan Spalding and John Thompson. The Secretary recorded attendance. A quorum was determined to be present, and the Chairman called the meeting to order.

1. The issue was raised concerning the issuance of 2,500,000 shares of Astir, Inc. common stock to Zow Graphics Online as per "Asset Purchase Agreement" (attached) dated September 30, 2003.

2. The issue was raised concerning distribution of the 2,500,000 shares of Astir, Inc.
common stock to Zow Graphics Online. As per "Letter of Instruction" (attached) dated September 30, 2003.

After considerable discussion on motion duly made and seconded, the following resolution was adopted:

RESOLVED,

That the Board of Directors of the Corporation hereby authorize the issuance of 2,500,000 to Zow Graphics Online in the following manner:


Marc  Seely                1,855,000  shares          Insider
Frank  Drechsler             180,000  shares          Affiliate
Gerome  Edelman              125,000  shares          non  affiliate
Mitt  Seely                  100,000  shares          non  affiliate
Allana  Fagergren            100,000  shares          non  affiliate
Dolores  Curtner             100,000  shares          non  affiliate
Brian  Nokes                  10,000  shares          non  affiliate
Dan  Spaulding                10,000  shares          Insider
Joe  Vezeau                   10,000  shares          Insider
Russ  Arthur                  10,000  shares          non  affiliate










 There being no further business, a motion was made and duly seconded and unanimously adopted to adjourn the special board meeting at 12:45 p.m.




_____________________________
______________________________
MARC  SEELY,  Chairman                                              DOUGLAS  J.
HANSON,  Director




_____________________________                    _______________________________
JOSEPH  VEZEAU,  Director                         DAN  SPAULDING,  Director




_____________________________
JOHN  THOMPSON,  Director




MINUTES  CERTIFIED  BY:




_____________________________
DOUGLAS  J.  HANSON,  Secretary